EXHIBIT 23.1

November 21, 2000

CONSENT OF INDEPENDENT AUDITORS


Barry L. Friedman, P.C., CPA
Certified Public Accountant

1582 Tulita Drive                               OFFICE  (702) 361-8414
Las Vegas, NV  89123                            FAX NO. (702) 896-0278


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 350,000 Shares of Common stock of Barrington Laboratories, Inc., under a certain "Consulting Agreements" with Arthur. W. Skagen and to the incorporation by reference therein of our report dated December 31, 1999, and March 31, 2000 and June 30, 2000, and September 30, 2000 with respect to the consolidated financial statements of the Company included in its Registration Statement and annual report on Form 10-SB and Form 10-KSB and the quarterly report filed with the Securities and Exchange Commission.


/s/ Barry L. Friedman
-------------------------
Barry L. Friedman, CPA

November 21, 2000